Exhibit 23.2

Joe R. Lane (1858-1931)

Charles M. Waterman (1847-1924)

R. Scott Van Vooren

Richard A. Davidson

Michael P. Byrne

Theodore F. Olt III

Judith L. Herrmann

Joseph C. Judge

Jason J. O'Rourke

Troy A. Howell

Mikkie R. Schiltz

Diane E. Puthoff

Wendy S. Meyer

Ian J. Russell

Benjamin J. Patterson

Douglas R. Lindstrom, Jr.

Abbey C. Furlong

Samuel J. Skorepa

Kurt P. Spurgeon

Joshua J. McIntyre

Brett R. Marshall

Timothy B. Gulbranson

Alexander C. Barnett

Eric M. Hartmann

Maegan M. Gorham

Grace E. Mangieri

David C. Waterman

220 North Main Street, Suite 600
Davenport, Iowa 52801-1953
Telephone (563) 324-3246
Fax (563) 324-1616

Writer's Direct Dial: (563) 333-6630

E-Mail Address: bmarshall@l-wlaw.com

www.L-WLaw.com

October 19, 2022

Jenny L. Juehring

Jessica Y. Kirkpatrick**

Samuel P. Cropper*

Brittany A. Kammerer*

Registered Patent Attorney

Kathryn E. Cox±*

Of Counsel

Thomas N. Kamp*

C. Dana Waterman III*

James A. Mezvinsky*

David A. Dettmann*

Terry M. Giebelstein

Robert V. P. Waterman, Jr.

Edmund H. Carroll

Diane M. Reinsch*

Jeffrey B. Lang

Courtney M. Kay-Decker

Kyle R. Day

Admitted in Iowa and Illinois

     * Only Admitted in Iowa

   **Admitted in California

    ± Admitted in Florida

Illinois Office

3551 7th Street, Suite 110

Moline, IL  61265

Consent of Lane & Waterman LLP

We consent to the use of our Iowa tax opinion dated as of October 19, 2022, addressed to John Deere Capital Corporation, John Deere Receivables LLC, Computershare Delaware Trust Company, U.S. Bank Trust Company, National Association, Citigroup Global Markets Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., MUFG Securities Americas Inc., HSBC Securities (USA) Inc., and RBC Capital Markets, LLC for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2022-C, dated as of October 19, 2022.

/s/ Lane & Waterman LLP

LANE & WATERMAN LLP